Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-260973, 333-221346 and 333-213132 on Form S-3 and Registration Statement No. 333-261921, 333-251227, 333-251230, 333-218997, 333-207170 and 333-157169 on Form S-8 of our report dated September 9, 2021, relating to the consolidated financial statements of Farmer Bros. Co. and subsidiaries (the “Company”) appearing in this Annual Report on Form 10-K of the Company for the year ended June 30, 2022.

/s/ DELOITTE & TOUCHE LLP
Dallas, Texas
September 1, 2022